UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2016

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Current Report on Form 8-K filed by Banc of California, Inc. on December 27, 2016 is amended as set forth below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a Current Report on Form 8-K filed on December 27, 2016, Banc of California, Inc. (the “Company”) reported that Halle J. Benett informed the Company and Banc of California, N.A., a wholly owned subsidiary of the Company (the “Bank”), of his decision not to stand for re-election as a director of the Company at the 2017 Annual Meeting of Stockholders of the Company or as a director of the Bank at the 2017 annual meeting of the sole stockholder of the Bank. On February 1, 2017, Mr. Benett advised the Company and the Bank that he has reconsidered this decision, and wishes to stand for re-election. It is expected that the Boards of Directors of the Company and the Bank and the Joint Nominating and Corporate Governance Committee of the Boards will consider this development in connection with selecting the Boards’ nominees for the 2017 Annual Meeting of Stockholders of the Company and the 2017 annual meeting of the sole stockholder of the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

February 7, 2017	/s/ John C. Grosvenor
John C. Grosvenor
Executive Vice President, General Counsel and Corporate Secretary

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